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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 13, 1996, included in this Form 10-K, on the consolidated financial statements of Teledyne, Inc. as of December 31, 1995 and for the year ended December 31, 1995, into the Registration Statements 333-8235, 333-10225, 333-10227, 333-10229 and 333-10245 previously filed by Allegheny Teledyne Incorporated.

/s/ Arthur Andersen LLP

Los Angeles, California
March 23, 1998